Exhibit 99.2

PBF Logistics Announces Date Change for First Quarter 2020 Earnings Release and Call

PARSIPPANY, NJ – May 7, 2020 – PBF Logistics LP (NYSE:PBFX) announced today that it has changed the date of its previously announced earnings release and earnings call and will now report its results for the first quarter 2020 on Friday, May 15, 2020. The company will host a conference call and webcast regarding quarterly results and other business matters on Friday, May 15, 2020, at 11:00 a.m. ET.

The call is being webcast and can be accessed at PBF Logistics’ website, http://www.pbflogistics.com. The call can also be accessed by dialing (877) 876-9176 or (785) 424-1670, conference ID: PBFXQ120. The audio replay will be available two hours after the end of the call through May 29, 2020, by dialing (800) 934-7884 or (402) 220-6987.

About PBF Logistics LP

PBF Logistics LP (NYSE: PBFX), headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

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Contacts:

Colin Murray (investors)

ir@pbfenergy.com

Tel: 973.455.7578

Michael C. Karlovich (media)

mediarelations@pbfenergy.com

Tel: 973.455.8994